                                                         Registration No. 33-
As filed with the Securities and Exchange Commission on February 15, 1996
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        MERIDIAN NATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)

                DELAWARE                                      34-1470518
 (State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                          identification No.)

                             805 CHICAGO STREET
                             TOLEDO, OHIO  43611
         (Address of principal executive offices including zip code)
                               ---------------

              MERIDIAN NATIONAL CORPORATION 1990 NON-QUALIFIED
                       AND INCENTIVE STOCK OPTION PLAN

                   AMENDED AND RESTATED 1987 NON-EMPLOYEE
        DIRECTORS' STOCK OPTION PLAN OF MERIDIAN NATIONAL CORPORATION
                            (Full title of plans)
                               ---------------
                                                        Copy to:
             _______________                     LAWRENCE M. BELL, ESQ.
      MERIDIAN NATIONAL CORPORATION              BENESCH, FRIEDLANDER,
           805 CHICAGO STREET                   COPLAN & ARONOFF P.L.L.
           TOLEDO, OHIO  43611                  2300 BP AMERICA BUILDING
             (419) 729-3918                      CLEVELAND, OHIO  44114
     ATTENTION:  CORPORATE SECRETARY                 (216) 363-4500

         (Name and address including zip code; and telephone number, including area code, of agent of service)
                               ---------------

                       CALCULATION OF REGISTRATION FEE

  Title of              Amount to be          Proposed maximum       Proposed maximum        Amount of
  securities to be      registered 1          offering price per     aggregate offering      registration fee
  registered                                  share 2                price 2
  Common Stock, par           350,000            $1.125-$3.50 3            $551,778 3              $190.27
  value $.01 per share

                 ____________________

               1 This Registration Statement also includes an indeterminable
number of Shares of Common Stock which may be   issued under the anti-dilution
provisions of the plans.

               2 Estimated in accordance with Rule 457 under the Securities
Act of 1933, solely for the purpose of calculating the registration fee, on the basis of (a) the price at which existing options may be exercised or (b) the average of the high and low prices of the Common Stock on February 12, 1996 as reported on the National Association of Securities Dealers Automated Quotation (NASDAQ) system with respect to all other shares of Common Stock.

               3 The proposed maximum aggregate offering price is based on 18,630 shares at $3.50 per share, 4,500 shares at $2.81250 per share, 73,000 shares at $2.21875 per share, 3,000 shares at $1.78125 per share, 30,000 shares at $1.93750 and 220,870 shares at $1.125.

         This Registration Statement registers shares of Common Stock of Meridian National Corporation (the "Company") to be issued under the Meridian National Corporation 1990 Non-Qualified and Incentive Stock Option Plan (the "1990 Plan") and the Amended and Restated 1987 Non-Employee Directors' Stock Option Plan of Meridian National Corporation (the "Directors' Plan"). The securities registered on this Registration Statement are the same class of securities for which a Registration Statement on Form S-8 filed November 26, 1993, Registration No. 33-7225, is effective relating to the 1990 Plan and the Directors' Plan.





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                                  PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by Meridian National Corporation (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such document.

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995, File No. 0-14203.

                 (b) The Company's Current Report on Form 8-K filed March 14, 1995, File No. 0-14203.

                 (c) The Company's Current Report on Form 8-K filed April 4, 1995, File No. 0-14203.

                 (d) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, File No. 0-14203.

                 (e) The Company's Current Report on Form 8-K filed July 26, 1995, File No. 0-14203.

                 (f) The Company's Current Report on Form 8-K filed August 14, 1995, File No. 0-14203.

                 (g) The Company's Current Report on Form 8-K filed August 16, 1995, File No. 0-14203.

                 (h) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, File No. 0-14203.

                 (i) The Company's Current Report on Form 8-K filed September 18, 1995, File No. 0-14203.

                 (j) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995. File No. 0-14203.





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